Exhibit 5.1

Thomas R. Saldin

Senior Vice President and General Counsel

IDACORP, Inc.

1221 West Idaho Street

Boise, Idaho 83702-5627

November 19, 2008

IDACORP, Inc.

1221 West Idaho Street

Boise, Idaho  83702-5627

Ladies and Gentlemen:

I am General Counsel to IDACORP, Inc., an Idaho corporation (the “Company”), and have acted as such in connection with the preparation and filing of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) which the Company proposes to file on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to $598,804,023 of its (i) common stock, without par value (the “Common Stock”) and (ii) debt securities (the “Debt Securities,” and together with the Common Stock, the “Offered Securities”).  The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities will be issued in one or more series pursuant to the Indenture for Senior Debt Securities dated as of February 1, 2001, as supplemented by all indentures supplemental thereto (the “Debt Securities Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”), which is included as an exhibit to the Registration Statement.

For purposes of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation, as amended, and the Amended Bylaws of the Company; (iii) the Debt Securities Indenture; (iv) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and (v) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof (items (i) through (v) above collectively, the “Transaction Documents”).  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents.  As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the Transaction Documents.

IDACORP, Inc.

November 19, 2008

Based upon and subject to the foregoing, and subject to the further qualifications and limitations expressed below, I am of the opinion that:

(1)           The Company is validly existing as a corporation and is in good standing under the laws of the State of Idaho.

(2)           When (i) the Registration Statement shall have become effective under the Securities Act and the Debt Securities Indenture, including any necessary supplemental indentures, included as exhibits to the Registration Statement, shall have been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) a prospectus supplement with respect to the Debt Securities of a particular series shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) the terms of such series of Debt Securities and their issuance and sale shall have been duly established in conformity with the provisions of the Debt Securities Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such series of Debt Securities shall have been duly executed and authenticated in accordance with the Debt Securities Indenture and issued and sold as contemplated by the Registration Statement and any prospectus supplement with respect to such series of Debt Securities and (v) the purchase price of such series of Debt Securities shall have been received by the Company, the Debt Securities of such series will be valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding at law or in equity.

(3)           When (i) the Registration Statement shall have become effective under the Securities Act and a prospectus supplement with respect to the Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the Board of Directors of the Company or, to the extent permitted by the Idaho Business Corporation Act, a duly constituted and acting committee thereof, shall have taken appropriate action to authorize the issuance and sale of the Common Stock, (iii) the terms of the shares of Common Stock and their issuance and sale shall have been duly established in conformity with the Company’s Articles of Incorporation, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the shares of Common Stock shall have been duly issued, sold and delivered in accordance with such corporate authorizations, as contemplated by the Registration Statement and any prospectus supplement with respect to the Common Stock and for consideration that is legally adequate and is specified in the prospectus supplement, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

My opinions expressed above are limited to the laws of the State of Idaho and the federal laws of the United States.

IDACORP, Inc.

November 19, 2008

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me contained under the caption “Legal Matters” in said Registration Statement and any amendments thereto and in the Prospectus constituting a part thereof.  In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Thomas R. Saldin

Thomas R. Saldin